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                                                                    Exhibit 24.2

     I, Robert L. Pratter, Senior Vice President, General Counsel and Secretary of PMA Capital Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, hereby certify that the following resolutions were adopted at the November 7, 2001 meeting of the Board of
Directors:

     FURTHER RESOLVED, that the Proper Officers of the Corporation, and each of them, are hereby authorized to sign the Registration Statement in the name and on behalf of and as attorneys for the Corporation and each of its Directors and Officers.

     FURTHER RESOLVED, that each Officer and Director of the Corporation, who may be required to execute (whether on behalf of the Corporation or as an Officer or Director thereof) any Registration Statement authorized by the foregoing resolutions, is hereby authorized to execute and deliver a power of attorney appointing such person or persons named therein as true and lawful attorneys and agents to execute in the name, place and stead (in any such capacity) of any such Officer or Director said Registration Statement and to file any such power of attorney together with the Registration Statement with the Securities and Exchange Commission.

     In Witness Whereof, I have hereunto set my hand and affixed the Seal of the Corporation, this 7th day of November, 2001.

                                              /s/ Robert L. Pratter
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